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                                                                  EXHIBIT 23.2


                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) related to the 401(k) Retirement Plan of Apartment Investment and Management Company (AIMCO) of our report dated January 30, 1998 (except for
Note 19, as to which the date is March 5, 1998), with respect to the consolidated financial statements and schedule of Ambassador Apartments, Inc. (Ambassador) as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in AIMCO's Current Report on Form 8-K/A dated March 17, 1998, and our report dated January 27, 1997 (except for Note 15, as to which the date is March 13, 1997 and Note 2(J), as to which the date is March 31, 1997), with respect to the consolidated financial statements and schedule of Ambassador as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in AIMCO's Current Report on Form 8-K/A dated December 23, 1997, filed with the Securities and Exchange Commission.

                                          /s/    ERNST & YOUNG LLP

Chicago, Illinois
June 18, 1998